UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 6, 2013

VIDABLE, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 West Third Street, Carson City, Nevada		89703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (775) 887-0670

1802 N. Carson Street, Suite 108, Carson City, Nevada	89701
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(b)           Engagement of New Certifying Accountants. On August 6, 2013 (the "Engagement Date"), we engaged RJI International CPAs ("RJI") as its independent registered public accounting firm. The decision to engage RJI as the Company's independent registered public accounting firm was approved by our Board of Directors. During the two most recent fiscal years and through the Engagement Date, we have not consulted with RJI regarding either: (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that RJI concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

RJI  will perform the audit of our financial statements for the year ended December 31, 2012 as well as the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDABLE INC.

(Registrant)

Date: August 8, 2013	By:	/s/ Michael Cribbin
Michael Cribbin, President